Exhibit 99.1

MSG SPORTS BOARD APPROVES

SPIN-OFF OF RANGERS BUSINESS FROM KNICKS BUSINESS

NEW YORK, N.Y., September 30, 2026 – Madison Square Garden Sports Corp. (NYSE: MSGS) (“MSG Sports” or the “Company”) today announced that its board of directors has approved the spin-off of its New York Rangers business from its New York Knicks business, with the transaction expected to be completed on October 26, 2026.

Upon completion, MSG Sports will be renamed MSG Knickerbockers Corp. (“MSG Knicks”) and will be comprised of the New York Knicks and the Westchester Knicks. The newly created Rangers company, MSG Rangers Corp., (“MSG Rangers”) will include the New York Rangers, as well as the Hartford Wolf Pack and the MSG Training Center. As previously announced, James L. Dolan will serve as Executive Chairman and Chief Executive Officer of MSG Rangers and remain Executive Chairman and Chief Executive Officer of MSG Knicks.

“With our board’s approval we are now one step closer to our goal of separating our Knicks and Rangers businesses into two distinct public companies,” said Mr. Dolan. “Both teams have storied histories and large and passionate fan bases, and we believe each company will be well-positioned to generate long-term value for shareholders.”

The distribution will take place on October 26, 2026 to MSG Sports stockholders of record as of the close of business on October 20, 2026. Each of the Company’s common stockholders will receive one share of MSG Rangers Class A or Class B common stock for every two shares of MSG Sports’ Class A or Class B common stock, respectively, held as of the record date, representing all the outstanding shares of MSG Rangers.

No action or payment is required by MSG Sports stockholders to receive shares of MSG Rangers. Stockholders who hold MSG Sports’ common stock as of the record date will receive a book-entry account statement reflecting their ownership of new MSG Rangers common stock or their brokerage account will be credited with the new MSG Rangers shares. An Information Statement containing details regarding the distribution of the new MSG Rangers common stock and the new MSG Rangers business and management following the spin-off will be made available to MSG Sports stockholders as of the record date and prior to the distribution date.

Beginning on October 21, 2026, and continuing until the distribution, MSG Sports expects that its common stock will trade in two markets on the NYSE: in the “regular way” market under the current symbol “MSGS” and name “Madison Square Garden Sports Corp.”, and in the “ex-distribution” market under the symbol “MSGK WI” and name “MSG Knickerbockers Corp.”

Any holders of MSG Sports Class A common stock who sell shares “regular way” on or before October 26, 2026, will also be selling their right to receive Class A common stock of MSG Rangers. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling the MSG Sports Class A common stock on or before the distribution date. The CUSIP number for MSG Sports’ Class A common stock will remain 55825T103. The Company’s Class B common stock is not listed on a securities exchange.

The new MSG Rangers Class A common stock is expected to begin trading on a “when-issued” basis on the NYSE under the symbol “MSGR WI” and under the name, “MSG Rangers Corp.”, beginning on October 21, 2026, and continuing until the distribution occurs. The CUSIP number for MSG Rangers Class A stock will be 64277J102. The new Rangers company’s Class B common stock will not be listed on a securities exchange.

“Regular way” trading will begin on October 27, 2026 with MSG Knicks Class A common stock trading under the symbol “MSGK” and the Class A common stock of MSG Rangers trading under the symbol “MSGR”.

The spin-off is intended to qualify as a tax-free distribution to MSG Sports’ stockholders and the Company for U.S. federal income tax purposes. Stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the spin-off.

The completion of the spin-off is subject to the effectiveness of the Form 10 registration statement, as well as certain conditions, approvals, and consents, including final league approval and receipt of a tax opinion from counsel. J.P. Morgan is serving as financial advisor. Sullivan & Cromwell LLP is serving as legal advisor.

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About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Notice

Securities of MSG Rangers Corp. may not be sold, nor may offers to buy be accepted, prior to the time the Form 10 Registration Statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities of MSG Rangers Corp. in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contact: MSGScorpcomms@msg.com